NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (AND APPLICABLE STATE SECURITIES LAWS) OR (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CACHET FINANCIAL SOLUTIONS, INC.

a Delaware corporation

WARRANT TO PURCHASE COMMON STOCK

Warrant No. W2015-11-161	Issue Date: November 16, 2015

Cachet Financial Solutions Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, Tiburon Opportunity Fund LP or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 385,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (the “Warrant Shares”) at a purchase price per share equal to $0.4816 (as adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time from and after the Issue Date hereof (as noted above) and through and including 5:00 p.m., Minneapolis time, on November 16, 2020 (the “Expiration Date”), subject to the following terms and conditions:

1. Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”) in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which, this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

2. Registration of Transfers. Subject to the restrictions on transfer set forth in Section 11(b) and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register upon (i) surrender of this Warrant, together with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein and (ii) the delivery, at the request of the Company, (A) by either the transferor or transferee, of an opinion of counsel, reasonably satisfactory to the Company in both form and substance, to the effect that the transfer of this Warrant (or applicable portion thereof) may be made pursuant to an available exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) and all applicable state securities laws and/or (B) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making representations to the Company customary for transactions of such type. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

3. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Issue Date and through and including 5:00 p.m. Minneapolis time on the Expiration Date. At 5:00 p.m. Minneapolis time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be void and of no value and this Warrant shall terminate and be cancelled on the Warrant Register and other applicable books and records of the Company.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised. The date on which such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The right of the Holder to exercise this Warrant and receive Warrant Shares pursuant hereto shall at all times be subject to the availability of a valid exemption from the registration requirements of the Securities Act, as determined by the Company in its reasonable discretion. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, and the Company shall update the Warrant Register upon any partial exercise to reflect the number of Warrant Share purchasable hereunder. The Warrant Register of the Company shall be definitive and controlling for all purposes absent manifest error. Therefore, the Holder is hereby put on notice that the number of Warrant Shares contained on the face of this Warrant may not represent the actual number of Warrant Shares purchasable under this Warrant.

4. Delivery of Warrant Shares. Upon exercise of this Warrant, the Company shall promptly (but in no event later than ten business days after the Exercise Date) issue or cause to be issued and cause to be delivered to (or upon the written order of) the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. The certificate will contain appropriate restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is then effective or the Warrant Shares are otherwise freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

5. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

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6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (including but not limited to any triangular merger transaction in which the Company survives the merger but its outstanding Common Stock is converted thereupon into the right to receive securities of another person, but excluding any subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then, in any such case, (X) the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration’“), or (Y) at the discretion of the Company, the Holder shall be paid an aggregate amount of cash equal to the positive difference, if any, of the total value of the Warrant Shares purchasable under this Warrant (determined by reference to the value ascribed to the Common Stock in the Fundamental Transaction) less the aggregate Exercise Price for all such Warrant Shares. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction. Notwithstanding anything else to the contrary contained herein, in the event that this Warrant is out-of- the-money immediately prior to the consummation of a Fundamental Transaction, the Company shall have the right to cancel this Warrant in its entirety.

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

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(f) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, (ii) authorizes or approves, enters into any binding agreement contemplating or solicits shareholder approval for any Fundamental Transaction, or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least five business days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and no payment for any dropped fraction will be made.

10. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified below on or prior to 5:00 p.m. Minneapolis time on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified below on a day that is not a business day or later than 5:00 p.m. Minneapolis time on any business day, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth below (subject to change upon at least two business days’ prior notice to the other party in accordance with this Section).

If to the Company:	Cachet Financial Solutions, Inc.
Southwest Tech Center A
18671 Lake Drive East
Minneapolis, MN 55317
Attention: Darin P. McAreavey, CFO
Facsimile: (952) 698-6999

If to Holder:

Facsimile:

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11. General Provisions.

(a) The Holder, solely in such person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such person is then entitled to receive upon the due exercise of this Warrant.

(b) Subject to the restrictions on transfer set forth on the first page hereof (legend) and subject to strict compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor or assignee in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(c) ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE CONFLICTS-OF-LAW PRINCIPLES THEREOF.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) This Warrant constitutes the entire agreement between the parties with respect to the subject matter hereof. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. Neither the Company nor Holder has made or relied on any representations not contained in this Warrant.

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12. Dispute Resolution.

(a) To the greatest extent possible, the parties will endeavor to resolve any disputes relating to this Warrant through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Warrant, including the existence, validity, interpretation, performance, termination or breach of the agreement evidenced by this Warrant, will finally be settled by binding arbitration before a single arbitrator (the “Arbitration Tribunal”) which will be jointly appointed by the parties. The Arbitration Tribunal shall self-administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association (the “Association”); provided, however, the Association shall not be involved in administration of the arbitration. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least 15 years of corporate or commercial law experience from a law firm with at least ten attorneys and at least an AV rating by Martindale Hubbell. If the parties cannot agree on an arbitrator, any party may request any court sitting in Minneapolis, Minnesota to appoint an arbitrator, which appointment will be final. The arbitration will be held in Minneapolis, Minnesota.

(b) Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section will not be a basis for challenging the award. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal. The Arbitration Tribunal shall award attorneys’ fees and other related costs payable by the losing party to the successful party as it deems equitable. This terms of this Warrant will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of December 29, 2014.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey c. Mack
Jeffrey c. Mack
Chief Executive Officer

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)	The undersigned is the Holder of Warrant No. (the “Warrant”) issued by Cachet Financial Solutions, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)	The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3)	Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

Name of Holder:

Signature:

Title (if applicable):

Dated:

Note: signature must conform in all respects to name of Holder as specified on the face of the Warrant.

FORM OF ASSIGNMENT

(To be completed and signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                    (the “Transferee”) the right represented by the within Warrant to purchase shares of Common Stock of Cachet Financial Solutions, Inc. (the “Company”) to which the within Warrant relates and appoints                    as the attorney-in-fact of the undersigned to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)	the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933 (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)	the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)	the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Name of Holder:

Signature:

Title (if applicable):

Dated:

Note: signature must conform in all respects to name of Holder as specified on the face of the Warrant.

Address of Transferee: